UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 31, 2006

(Date of earliest event reported)

AVALON DEVELOPMENT ENTERPRISES, INC.

(Exact name of registrant as specified in charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5113 Central Avenue, St. Petersburg, Florida	33710
(Address of principal executive of offices)	(Zip code)

(727) 323-3236
(Registrant’s telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS AND ELECTION OF DIRECTOR AND APPOINTMENT OFOFFICER.

On October 31, 2006, Avalon Development Enterprises, Inc. (the “Company”) replaced Laura L. Larsen, as its Secretary of the corporation.  The reason for the replacement of Ms. Laura L. Larsen was that a move to a different location, (the west coast of the USA) due to her spouse’s new employment was imminent.  Ms. Larsen submitted her resignation effective October 27, 2006.  The Company believes that it is in its best interests to have a replacement for Ms. Larsen as the Secretary of the corporation as well as adding an additional director.

The Company held a Special Meeting of the Board of Directors on October 27, 2006 to accept the resignation of Ms. Larsen as well as to appoint a new Secretary and a Director.  The Company discussed the appointment of Ms. Diane J. Harrison, Esq., the attorney for Avalon who completed the Registration Statement, to replace Ms. Larsen as well as appoint Ms. Harrison to the Board of Directors.  Ms. Harrison was duly nominated as the new Secretary and as a Director and accepted both positions with the Company to serve until the next regularly scheduled  annual meetings of the Board of Directors and Shareholders for appointment of new Officers and Directors.

Ms. Harrison has an undergraduate degree in Chemical Engineering and worked as an Engineer for Rockwell International as well as for the United States Department of Energy on the Yucca Mountain project as a manager on the design of hazardous waste disposal prior to attending and graduation from Stetson College of Law in May of 2000.  Since her graduation Ms. Harrison has been specializing in federal securities work, specifically small business registrations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVALON DEVELOPMENT ENTERPRISES, INC.

By:	/s/ CHARLES P. GODELS
Name: Charles P. Godels
Title: President/Chief Executive Officer

Dated: October 31, 2006